                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 2-97992, 33-47661, 33-68426, 333-00563, and
333-01557) of American Management Systems, Incorporated of our report dated March 5, 1997, appearing on page 19, of the 1996 Financial Report which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 9 of this Form 10-K.

PRICE WATERHOUSE LLP


Washington, D.C.
March 28, 1997